Exhibit 99.1

Staples, Inc. Announces First Quarter 2012 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 16, 2012--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 28, 2012. Total company sales for the first quarter of 2012 were $6.1 billion, a decrease of one percent in U.S. dollars and flat on a local currency basis compared to the first quarter of 2011. Net income for the first quarter of 2012 decreased six percent year over year to $187 million. Diluted earnings per share, on a GAAP basis, decreased four percent to $0.27 from $0.28 achieved in the first quarter of 2011.

During the first quarter of 2012, the company recorded $28 million of pre-tax expenses primarily related to headcount reductions in North America, Europe and Australia, as well as the settlement of a contractual dispute associated with the acquisition of Corporate Express. These expenses negatively impacted the company’s first quarter 2012 diluted earnings per share, on a GAAP basis, by approximately $0.03.

“In North America we continue to build momentum in categories beyond office supplies while trends in our international business remain soft,” said Ron Sargent, Staples’ chairman and chief executive officer. “Our plans remain on track to grow both sales and earnings during 2012.”

On a GAAP basis, first quarter 2012 operating income rate decreased 43 basis points to 5.21 percent. This decrease primarily reflects severance costs related to headcount reductions, as well as deleverage of fixed expenses on lower sales in International Operations, partially offset by reduced marketing and supply chain expense.

The company generated operating cash flow of $147 million and invested $52 million in capital expenditures, resulting in free cash flow of $95 million during the first quarter of 2012. The company returned $75 million to shareholders through cash dividends and repurchased 5.9 million shares for $93 million during the first quarter of 2012. At the end of the first quarter, the company had $2.3 billion in liquidity, including $1.2 billion in cash and cash equivalents.

North American Delivery

North American Delivery sales for the first quarter of 2012 were $2.6 billion, an increase of two percent compared to the prior year period. This primarily reflects double-digit sales growth in facilities and breakroom supplies and strong growth in copy and print and promotional products. Operating income rate increased three basis points to 7.87 percent compared to the first quarter of 2011. This increase primarily reflects supply chain efficiencies, partially offset by a pre-tax expense of $8 million related to headcount reductions and the settlement of a contractual dispute associated with the acquisition of Corporate Express, as well as lower product margins.

North American Retail

North American Retail sales of $2.3 billion were essentially flat compared to the first quarter of 2011. Comparable store sales for the first quarter of 2012 were flat, as average order size and customer traffic were unchanged versus the prior year. Operating income rate decreased 43 basis points to 7.18 percent compared to the first quarter of 2011. This decrease primarily reflects a pre-tax expense of $4 million related to headcount reductions and the settlement of a contractual dispute associated with the acquisition of Corporate Express. The decline also reflects ongoing investments to drive growth in categories beyond office supplies, partially offset by reduced marketing and depreciation expense. During the first quarter, the company opened three and closed six stores in the U.S. and opened one and closed one store in Canada, ending the first quarter of 2012 with 1,914 stores in North America.

International Operations

Sales in International Operations for the first quarter were $1.2 billion, a decrease of eight percent in U.S. dollars and a decrease of five percent on a local currency basis compared to the first quarter of 2011. These results reflect weak sales in Australia and Europe, including a six percent decline in comparable store sales in Europe. Compared to the first quarter of 2011, operating income rate decreased 225 basis points to an operating loss of 1.53 percent. This decrease primarily reflects a pre-tax expense of $16 million related to headcount reductions and the settlement of a contractual dispute associated with the acquisition of Corporate Express. The decline also reflects deleverage of fixed expenses on lower sales in European Retail and Australia, as well as lower product margins in Europe. During the first quarter, the company opened one and closed three stores, ending the first quarter with 376 stores in International Operations.

Outlook

The company’s 2012 outlook is unchanged and assumes continued slow growth in the U.S. economy and a soft demand environment in Europe. Including the impact of the 53rd week in fiscal 2012, the company expects full year sales to increase in the low single-digits compared to the prior year and full year diluted earnings per share to increase in the high single-digits versus adjusted diluted earnings per share of $1.37 achieved in 2011. The company anticipates its effective tax rate for the full year will be 32.5 percent and expects to generate more than $1 billion of free cash flow in 2012.

Presentation of Non-GAAP Information

This press release presents certain results for 2011 and 2012 both with and without the impact of fluctuations in foreign currency exchange rates, and certain results without the impact of the tax refund in 2011. The presentation of results that excludes these items, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Non-GAAP financial measures which have not been reconciled here within, or reconciled in previous public disclosures, are provided below. Management believes that the non-GAAP financial measures better enable management and investors to understand and analyze our performance by providing meaningful information relevant to events of a non-recurring nature that impact the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately in GAAP as well as non-GAAP results. In addition, when first disclosed, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation that indicates and describes the adjustments made. For a reconciliation of previously disclosed non-GAAP financial measures, please see the “Financial Measures and Other Data” section of the Investor Information portion of www.staples.com.

Today's Conference Call

The company will host a conference call today at 9:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 88,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risks inherent in foreign operations; failure to manage growth and continue to expand our operations successfully could adversely affect our financial results; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we could incur significant goodwill impairment charges; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollar Amounts in Thousands, Except Share Data) (Unaudited)

	April 28,	January 28,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,204,521	$1,264,149
Receivables, net	1,953,502	2,033,680
Merchandise inventories, net	2,502,834	2,431,845
Deferred income tax assets	301,506	305,611
Prepaid expenses and other current assets	283,447	255,535
Total current assets	6,245,810	6,290,820

Property and equipment:
Land and buildings	1,040,217	1,034,983
Leasehold improvements	1,329,935	1,330,373
Equipment	2,491,950	2,462,351
Furniture and fixtures	1,089,155	1,084,358
Total property and equipment	5,951,257	5,912,065
Less accumulated depreciation and amortization	3,920,260	3,831,704
Net property and equipment	2,030,997	2,080,361

Intangible assets, net of accumulated amortization	439,695	449,781
Goodwill	3,996,308	3,982,130
Other assets	645,458	627,530
Total assets	$13,358,268	$13,430,622

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,194,416	$2,220,414
Accrued expenses and other current liabilities	1,274,712	1,414,721
Debt maturing within one year	438,115	439,143
Total current liabilities	3,907,243	4,074,278

Long-term debt	1,595,932	1,599,037
Other long-term obligations	759,822	735,094

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 922,699,482 shares at April 28, 2012 and 922,126,579 shares at January 28, 2012	553	553
Additional paid-in capital	4,585,976	4,551,299
Accumulated other comprehensive loss	(297,801)	(319,743)
Retained earnings	7,311,324	7,199,060
Less: treasury stock at cost, 232,544,821 shares at April 28, 2012 and 226,383,032 shares at January 28, 2012	(4,511,943)	(4,416,018)
Total Staples, Inc. stockholders' equity	7,088,109	7,015,151
Noncontrolling interests	7,162	7,062
Total stockholders' equity	7,095,271	7,022,213
Total liabilities and stockholders' equity	$13,358,268	$13,430,622

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	April 28,	April 30,
	2012	2011

Sales	$6,104,825	$6,172,938
Cost of goods sold and occupancy costs	4,495,110	4,536,545
Gross profit	1,609,715	1,636,393

Operating expenses:
Selling, general and administrative	1,276,401	1,270,774
Amortization of intangibles	15,258	17,292
Total operating expenses	1,291,659	1,288,066

Operating income	318,056	348,327

Other (expense) income:
Interest income	1,651	2,459
Interest expense	(42,304)	(48,793)
Other expense	(346)	(188)
Consolidated income before income taxes	277,057	301,805
Income tax expense	90,044	104,123
Consolidated net income	187,013	197,682
Loss attributed to noncontrolling interests	(46)	(563)
Net income attributed to Staples, Inc.	$187,059	$198,245

Earnings Per Share:
Basic earnings per common share	$0.27	$0.28
Diluted earnings per common share	$0.27	$0.28

Dividends declared per common share	$0.11	$0.10

Consolidated comprehensive income	$208,955	$502,053
Comprehensive income (loss) attributed to noncontrolling interests	101	(447)
Comprehensive income attributed to Staples, Inc	$208,854	$502,500

Weighted average shares outstanding:
Basic	680,245,594	706,318,119
Diluted	689,436,849	717,402,753

STAPLES, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Dollar Amounts in Thousands) (Unaudited)

	13 Weeks Ended
	April 28,	April 30,
	2012	2011
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$187,013	$197,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,530	121,843
Stock-based compensation	31,088	35,396
Excess tax benefits from stock-based compensation arrangements	(179)	(387)
Deferred income tax expense	10,689	28,079
Other	1,916	4,995
Changes in assets and liabilities:
Decrease in receivables	81,112	48,929
Increase in merchandise inventories	(64,498)	(148,738)
(Increase) decrease in prepaid expenses and other assets	(51,384)	31,060
(Decrease) increase in accounts payable	(30,234)	20,861
Decrease in accrued expenses and other liabilities	(142,755)	(133,519)
Increase in other long-term obligations	7,559	4,065
Net cash provided by operating activities	146,857	210,266

Investing Activities:
Acquisition of property and equipment	(52,077)	(62,617)
Net cash used in investing activities	(52,077)	(62,617)

Financing Activities:
Proceeds from the exercise of stock options	4,501	4,836
Proceeds from borrowings	25,153	39,799
Payments on borrowings	(19,836)	(536,294)
Purchase of noncontrolling interest	(688)	-
Cash dividends paid	(74,749)	(70,936)
Excess tax benefits from stock-based compensation arrangements	179	387
Purchase of treasury stock, net	(95,925)	(148,477)
Net cash used in financing activities	(161,365)	(710,685)

Effect of exchange rate changes on cash and cash equivalents	6,957	34,294

Net decrease in cash and cash equivalents	(59,628)	(528,742)
Cash and cash equivalents at beginning of period	1,264,149	1,461,257
Cash and cash equivalents at end of period	$1,204,521	$932,515

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended

	April 28,	April 30,
	2012	2011
Sales:
North American Delivery	$2,555,071	$2,511,646
North American Retail	2,323,831	2,328,085
International Operations	1,225,923	1,333,207
Total segment sales	$6,104,825	$6,172,938

Business Unit Income (Loss):
North American Delivery	$200,959	$196,850
North American Retail	166,955	177,349
International Operations	(18,770)	9,524
Business unit income	349,144	383,723
Stock-based compensation	(31,088)	(35,396)
Interest and other expense, net	(40,999)	(46,522)
Consolidated income before income taxes	$277,057	$301,805

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended April 28, 2012

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.7%	0.2%	1.9%
North American Retail	(0.2%)	0.5%	0.3%
International Operations	(8.0%)	3.0%	(5.0%)
Total sales	(1.1%)	0.9%	(0.2%)

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

Reconciliation of Operating Cash Flow to Free Cash Flow
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	April 28, 2012	April 30, 2011

Net cash provided by operating activities	$146,857	$210,266
Acquisition of property and equipment	(52,077)	(62,617)
Free cash flow	$94,780	$147,649

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the Company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Owen Davis, 508-253-8468
or
Investor Contact:
Chris Powers, 508-253-4632
or
Kevin Barry, 508-253-1487